NEWS RELEASE
Contact:            Scott A. McCurdy
        Vice President and CFO
FOR IMMEDIATE RELEASE                                                                                            Geokinetics Inc.
(713) 850-7600

GEOKINETICS TO PRESENT AT THE PRITCHARD CAPITAL SEVENTH ANNUAL ENERGIZE CONFERENCE

Presentation time has been changed to Wednesday, January 6 at 9:45 a.m. Pacific Time

HOUSTON, TEXAS – January 4, 2010 – Geokinetics Inc. (NYSE Amex: GOK) announced today that the Company will be presenting at the Pritchard Capital Seventh Annual Energize Conference to be held in San Francisco, California on January 6 - 8, 2010.

Richard Miles, President and Chief Executive Officer and Scott McCurdy, Vice President and Chief Financial Officer are now scheduled to present on Wednesday,  January 6, 2010 at 9:45 a.m. Pacific Time (12:45 p.m. Eastern Time). The slide presentation and a link to a live audio webcast will be available on the Company’s website at www.geokinetics.com on the day of the presentation.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic data acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally.  Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments.  More information about Geokinetics is available at www.geokinetics.com.

###